SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 6, 2008

                       MERIDIAN INTERSTATE BANCORP, INC.
                       ---------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Massachusetts               001-33898                    20-4652200
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(State or Other Jurisdiction)   (Commission File No.)        (I.R.S. Employer
      of Incorporation)                                      Identification No.)


10 Meridian Street, East Boston, Massachusetts                      02128
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(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:  (617) 567-1500
                                                     --------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02  Departure  of Directors or Principal  Officers;  Election of
Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
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On June 9, 2008, Meridian Interstate Bancorp, Inc. (the "Company"),  the holding company for East Boston Savings Bank (the "Bank"), announced that Mr. Robert F. Verdonck, Director, President and Chief Executive Officer of the Bank and Director and President of the Company, resigned and retired from all positions at the Company, Bank and all affiliated entities, including the mutual holding company for the Company, Meridian Financial Services, Inc., effective June 6, 2008. Mr. Verdonck will not continue to serve as a director of the Company, Bank or any affiliated entity following his resignation and retirement.

In exchange for a release of any claims against the Company, Bank and affiliated entities by Mr. Verdonck and consistent with the terms of Mr. Verdonck's current employment agreement, the Bank entered into a Separation Agreement with Mr. Verdonck (the "Separation Agreement"). The Separation Agreement provides for the payment of any accrued compensation, 24 months salary continuation payments at his current rate of salary of $30,961 per month, the lump sum payment of benefits under his existing supplemental executive retirement plan totaling $2,351,591 to be paid on December 7, 2008, the continuation of an existing split dollar life insurance policy and a bank owned life insurance policy both of which had been fully paid and the maintenance of existing long term care insurance policies for Mr. Verdonck and his spouse at a current annual premium of $2,723. It is anticipated that an estimated after-tax expense of $1.0 million associated with the foregoing will be recognized by the Company in the second quarter of 2008.

On June 9, 2008, the Company and Bank also announced that Richard J. Gavegnano, the Chairman of the Board of the Bank, and Chairman of the Board and Chief Executive Officer of the Company, has been appointed Chief Executive Officer and Acting President of the Bank and Acting President of the Company. An executive search will be conducted for candidates for the President position.

For more information regarding Mr. Verdonck's resignation and retirement and Mr. Gavegnano's appointment, please see the press releases dated June 9, 2008, attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.


Item 9.01.        Financial Statements and Exhibits.
                  ----------------------------------

(a)               Not Applicable.

(b)               Not Applicable.

(c)               Not Applicable.

(d)               Exhibits.

Exhibit No.       Exhibit

99.1              Press release dated June 9, 2008
99.2              Press release dated June 9, 2008






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         MERIDIAN INTERSTATE BANCORP, INC.



DATE: June 11, 2008                 By:  \s\ Leonard V. Siuda
                                         ---------------------------------------
                                         Leonard V. Siuda
                                         Treasurer and Chief Financial Officer